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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (file numbers 333-07205, 333-07207, 333-07211 and 333-07213) of SS&C
Technologies, Inc. of our report dated February 10, 1997, on our audits of the consolidated financial statements of SS&C Technologies, Inc. and Subsidiaries as of December 31, 1995 and 1996, and for the years ended December 31, 1994, 1995 and 1996, which report is included in this Annual Report on Form 10-K.

                                              COOPERS & LYBRAND L.L.P.

Hartford, Connecticut
March 28, 1997